EMPLOYMENT AGREEMENT




               THE EMPLOYMENT AGREEMENT made and entered into the 16th day of April, 1996, and effective as of January 1, 1996, by and between Bally Entertainment Corporation, a Delaware corporation, ("Bally"), Bally Total Fitness Holding Corporation, a Delaware corporation ("BTFHC") (Bally and BTFHC shall be referred to together herein as "Employers") and John Dwyer ("Employee").

               NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties agree as follows:

               1.   Employment


                    (a) Bally hereby employs Employee in the capacity of Vice President and Corporate Controller, and BTFHC hereby employs Employee in the capacity of Senior Vice President and Chief Financial Officer. Employers may employ Employee in such other capacities of equal status and responsibility as the Chairman of the Board and Chief Executive Officer of Bally and BTFHC, respectively, or his designated representative, shall reasonably determine, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

                    (b) During the term of his employment, Employee will devote his best efforts to his employment and perform such duties consistent with his capacity as Vice President and Corporate Controller and Senior Vice President and Chief Financial Officer of BTFHC and such other capacities as the Chairman of the Board and Chief Executive Officer of Bally and BTFHC, respectively, shall determine, as are reasonably assigned to him by  Employers.
           Employee will devote  his entire working  time and attention  to the business  and related  interests of,  and will  be loyal  to,
          Employers, and Employee agrees to render service on behalf of Employers and their subsidiaries or affiliates.

                    (c) Employee shall not, without prior written consent of Employers, directly or indirectly, during the term of this Employment Agreement:

                         (i) Other than in the performance of duties naturally inherent to Employers' business and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the






          Employee in the operation of the affairs of the companies in which such investments are made and which are not in violation of subparagraph (ii) below or from engaging in charitable activities so long as such activities do not interfere with the performance of Employee's duties hereunder;

                         (ii) Engage in any activity competitive with or adverse to Employers' business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise, directly or indirectly, except that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (ii);

                         (iii) Be engaged by any entity which conducts business with or acts as consultant or advisor to either of Employers, whether alone, as a partner, or as an officer, director, employee or shareholder, or otherwise, directly or indirectly, except that ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (iii).

               2.   Term


                    The term of this Employment Agreement shall begin on the effective date stated above ("commencement date") and shall continue for three (3) years from such date and shall continue thereafter from year-to-year unless terminated by any party in his or its sole discretion upon ninety (90) days written notice given prior to the expiration of a term.

               3.   Compensation


                    (a) In consideration of the services to be rendered by the Employee hereunder, Employers agree to pay to the Employee, and the Employee agrees to accept, as compensation, the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Base Salary") for each twelve month period following the effective date of this Employment Agreement, which shall be paid on the regularly recurring pay periods established by Employers. The Base Salary shall be subject to periodic review by Employers.

                    (b) It is further understood by the parties that, pursuant to the policies of Employers, discretionary bonus payments may be made in addition to the Base Salary above provided.

                    (c) Seventy-five percent (75%) of Base Salary and total other benefits, including, without limitation, medical, life and disability insurance and automobile allowance, provided to Employee shall be paid by BTFHC, and twenty-five percent (25%) shall be paid by Bally. Discretionary bonuses may be paid by either or both of Employers. Either Employer may, in its sole discretion, increase the amount of Base Salary it pays  Employee.
           Any such increase shall not affect the amount of Base Salary  to
          be paid by  the other Employer.   Notwithstanding the  foregoing,
          any payment(s) due under paragraph 9 shall be paid by Bally or its successor.

               4.   Vacation and Other Benefits


                    Employee shall be entitled to a reasonable vacation each year of his employment with Employers as well as other employment benefits, including hospitalization, life insurance, death and retirement plans, an automobile allowance or the use of an automobile, and the like, afforded to senior executives of Employers of comparable status and tenure and consistent with that afforded under Employers' policies. Each of Employers may in its sole discretion change such policies. In the event of a conflict between the policies of Bally and BTFHC on the provision of any benefit afforded to employees of comparable status and tenure to Employee, Employee shall be provided with the greater benefit provided by either Employer.

               5.   Expenses


                    Each of Employers shall pay all reasonable expenses incurred by Employee in the performance of his responsibilities and duties for and the promotion of that Employer. Employee shall submit to the appropriate Employer periodic statements of all expenses so incurred. Subject to such audits as each of the Employers may deem necessary, Employers shall reimburse Employee the full amount of any such expenses advanced by Employee promptly in the ordinary course.

               6.   Covenants and Confidential Information


                    (a) Employee agrees that for the applicable period specified below, he will not, directly or indirectly, do any of the following:

                         (i) Own, manage, control, or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise, with any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which is engaged in any manner in, the operation of fitness centers as a significant part of its business (a "Facility") operates such fitness center(s) within ten (10) miles of any fitness center owned, managed or under development to be owned or managed by BTFHC, its subsidiaries, affiliates and/or its or their successors and assigns (as conducted on the date Employee ceases to be employed hereunder); provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

                         (ii) Induce  any  person   who  is  an   employee,
          officer, or agent of either of Employers to terminate said relationship.

                         (iii) Employ, assist in employing or otherwise associate in business with any present, former or future employee or officer of either of Employers.

                         (iv) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of either of Employers, the customer lists, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of Employers, it being acknowledged by Employee that all such information regarding the business of Employers compiled or obtained by, or furnished to, Employee while he shall have been employed by or associated with such Employer is confidential information and the exclusive property of that Employer.

                    (b) The provisions of subparagraphs 6(a)(i) - 6(a)(iii) shall be operative for three (3) years from the effective date of this Employment Agreement except as provided in the following sentence. In the event (y) of a "Change of
          Control" the provisions of subparagraphs 6(a)(i)-(iii) with respect to Bally shall be operative only so long as Employee remains an employee of Bally and (z) Employee is terminated for "Cause" (as defined in paragraph 8 hereof), the provisions of subparagraphs 6(a)(i)-(iii) shall be operative for an additional year. All other obligations created by the terms of this paragraph 6 are of a continuing nature and shall remain in full effect at all times during and beyond Employee's period of employment.

                    (c) Employee expressly agrees and understands that the remedy at law for any breach by him of this paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that either or both of Employers, as the case may be, shall be entitled to immediate injunctive relief and if the court so permits, may obtain a temporary order restraining any threatened or further breach. Nothing contained in this paragraph 6 shall be deemed to limit either of Employers' remedies at law or in equity for any breach by Employee of the provisions of this paragraph 6 which may be pursued or availed of by Employers. Any covenant on Employee's part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages.

                    (d) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employers under this paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employers, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employers and do not confer a benefit upon Employers disproportionate to the detriment to Employee.

                    (e) For the purposes of this paragraph 6, the term "Employer" or "Employers" shall be deemed to include BTFHC, Bally and their respective subsidiaries and affiliates and the successors and assigns of them and their respective subsidiaries and affiliates, involved in the operation or management of fitness centers or gaming facilities.

                    (f) The covenants contained in this paragraph 6 shall be construed to extend to separate counties and adjacent counties, if applicable, of the states of the United States in which BTFHC and its subsidiaries, affiliates and its and their successors and assigns has a Facility, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any one of said counties, said covenants shall not be affected thereby with respect to each other county, such covenants with respect to each county being construed as severable and independent.

               7.   Illness, Incapacity or Death During Employment


                    a) If the Employee is unable to perform his services by reason of illness or incapacity resulting in a failure to discharge his duties under this Employment Agreement for six (6) or more consecutive months, then upon thirty (30) days notice, Employers may terminate the employment of Employee under this Employment Agreement and Employee, upon such termination, shall be paid his Base Salary on a pro-rata basis to the date of termination through the thirty (30) day notice period.

                    In the event of such termination, the Employee shall have the right to the assignment of any and all insurance policies or health protection plans if said policies and plans permit assignment out of the group to the individual Employee.

                    (b) In the event that either of Employers elects to terminate this Employment Agreement by reason of illness or incapacity, then Employee shall be entitled to the greater of long-term disability (LTD) benefits provided to senior officers by either of Employers but in any event at no less than sixty percent (60%) of Base Salary as of the date of termination, without reference to set-off or caps existing in any LTD plan.

                    (c) In the event of Employee's death, all obligations of Employers under this Employment Agreement shall terminate other than the payment of that portion of his Base Salary on a pro-rata basis accrued to the date of death, plus reimbursement of all expenses reasonably incurred by Employee in performing his responsibilities and duties for Employers prior to and including such date.

               8.   Termination


                    (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by either of Employers for cause at any time. For purposes hereof, the term "cause" means:

                         (i) Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder;

                         (ii) Employee's material breach of any provision of this Employment Agreement; or

                         (iii) Employee's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement to which Employee may be subject by reason of his position with Employers and their parents, affiliates or subsidiaries, whether under the laws of Nevada or New Jersey.

                    (b) Any termination shall not be in limitation of any other right or remedy Employers may have under this Employment Agreement or otherwise.

                    (c)  In the  event  one  of  Employers  terminates  the
          employment of Employee, other than upon a Change of Control as described in Paragraph 9 below, the other Employer (the "Nonterminating Employer") shall have the option to continue under this Employment Agreement as the sole Employer (the "Option") and assume all of the obligations of both Employers going forward, including, without limitation, those set forth in Paragraph 3. In order to exercise the Option, the Nonterminating Employer shall, within seven (7) days from the date of its receipt of notice of such termination from either the terminating Employer or Employee, notify both the terminating Employer and Employee that it elects to exercise the Option. From the date of such election, the terminating Employer shall have no further liability hereunder for the termination of Employee or otherwise, and all of Employee's responsibilities and obligations under this Employment Agreement shall run to the Nonterminating Employer. In the event that the Nonterminating Employer does not elect to exercise the Option, this Employment Agreement shall be terminated with respect to the Nonterminating Employer with no further liability, except for the covenants contained in Paragraph 6 that would otherwise survive according to their terms, and the terminating Employer shall be liable for 100% of the severance or other compensation or contract damages payable to Employee upon termination of this Employment Agreement.

               9.   Optional Termination Upon Change of Control


                    a) In the event that there is a change in control of Bally and the successor in control, without cause, terminates this Employment Agreement, Employee shall be paid in lump sum twenty-four (24) months Base Salary or an amount equal to his Base Salary for the balance of the thirty-six (36) month term, whichever is greater, and the greater of the average of the bonuses, if any, paid to Employee by Employers for the three (3) prior years and the bonus, if any, for the prior year. If the successor in control changes Employee's title or substantially changes his duties or functions from those which he previously performed hereunder or requires Employee to perform the majority of his duties at a location outside of the metropolitan area of Chicago, Illinois, the successor in control shall be deemed to have terminated Employee's services without cause.

                         A "Change in Control" shall mean a change in control of Bally of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement, the "Exchange Act"), whether or not Bally is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                         (i) any "person" (as defined in subsections 13(d) and 14(d) of the Exchange Act), other than a person with which Arthur Goldberg is affiliated or of which he is a part, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of Bally representing twenty percent (20%) or more of the combined voting power of Bally's then outstanding securities;

                         (ii) during any period of two (2) consecutive years or less (not including any period prior to the effective date of this Employment Agreement) there shall cease to be a majority of the Board of Directors of Bally comprised of Continuing Directors (as defined below); or

                         (iii) the stockholders of Bally approve (1) a merger or consolidation of Bally with any other corporation, other than a merger or consolidation that would result in the voting securities of Bally outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Bally or such surviving entity outstanding immediately after such merger or consolidation, or (2) a plan of complete liquidation of Bally or an agreement for the sale or disposition by Bally of all or substantially all of its assets.

                         The term "Continuing Directors" shall mean individuals who constitute the Board of Directors of Bally as of the effective date of this Employment Agreement and any new director(s) whose election by such Board or nomination for election by Bally's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors as of the effective date of this Employment Agreement or whose election or nomination for election was previously so approved.

                    (b) If it shall be determined that any payment or distribution to or for the benefit of Employee pursuant to this
          Section 9 ("Severance Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Employee shall be entitled to receive from Employers an additional payment (the "Excise Tax Gross-Up

          Payment") in an amount such that the net amount retained by Employee, after the calculation and deduction of any Excise Tax on the Severance Payments and any federal, state and local income taxes and Excise Tax on the Gross-Up Payment provided for in this
          Section 9, shall be equal to the Severance Payments. In determining this amount, the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be reduced by income or excise tax withholding payments made by Employers to any federal, state or local taxing authority with respect to the Excise Tax Gross-Up Payment that was not deducted from compensation payable to Employee.

                    (c) In the event Employee is terminated under this Paragraph 9 upon a Change of Control as described in this Paragraph 9, BTFHC shall have the option (the "Change of Control Option") to continue under this Employment Agreement as the Sole Employer and assume the obligations of both Employers going forward, including, without limitation, those set forth in Paragraph 3, other than the obligations described in this Paragraph 9. In order to exercise the Change of Control Option, BTFHC shall, within seven (7) days from the date of its receipt of notice of such termination from either Bally, its successor in control or Employee, notify Employee that it elects to exercise the Change of Control Option. From the date of such election, all of Employee's responsibilities and obligations under this Employment Agreement shall run to BTFHC. Regardless of whether BTFHC exercises the Change of Control Option, Bally or its successor in control shall be liable for and shall make all payments described in this Paragraph 9, and BTFHC shall have no liability therefor.

               10.  Severable Provisions


                    The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

               11.  Binding Agreement


                    The rights  and  obligations of  Employers  under  this

          Employment Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of Employers.

               12.  Attorneys' Fees


                    In the event Employee is required to commence legal action to enforce the provisions of this Employment Agreement and Employee prevails in such action, any of the Employers who have been found not to comply with this Employment Agreement shall pay Employee's costs and expenses, including reasonable attorneys' fees, incurred in such action.

               13.  Notices


                    Any notice to be given to Employers under the terms of this Employment Agreement shall be addressed to both Employers at the address of their respective principal places of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Employer giving the notice, or at such other address as the parties may hereafter designate in writing to the other. Any such notice shall have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, registered or certified, return receipt requested, and deposited in a post office or branch post office regularly maintained by the United States Government. Should one of the Employers give notice to Employee, it shall provide a copy of such notice to the other Employer.

               14.  Waiver


                    Any party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to him or it under the circumstances.

               15.  Governing Law


                    This Employment Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Illinois without reference to principles of conflict of laws.

               16.  Captions and Paragraph Headings


                    Captions and paragraph headings used herein are for convenience only and are not a part of this Employment Agreement and shall not be used in construing it.

               17.  Entire Agreement


                    This Employment Agreement constitutes the entire agreement between Employers and Employee with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

               IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.


                                        BALLY TOTAL FITNESS HOLDING
                                        CORPORATION



          ATTEST:                       By:

          "BTFHC"



                                        BALLY ENTERTAINMENT CORPORATION



          ATTEST:                       By:


          "Bally"




                                        John Dwyer
          "Employee"



          Approved by the Compensation and Stock Option Committee of Bally Entertainment Corporation on ___________________, 1996.





                                        Secretary, Compensation and Stock
                                        Option Committee -
                                        Bally Entertainment Corporation



          Approved by the Compensation and Stock Option Committee of Bally Total Fitness Holding Corporation on _________________, 1996.

                                        Secretary, Compensation and Stock
                                        Option Committee - Bally Total
                                        Fitness Holding Corporation